Exhibit 99.1

News Release

Media Inquiries	Investor Inquiries
Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
800-759-8888, Pin # 2584777 (pager)	888-417-3212 (pager)
williamprice@lucent.com	debono@lucent.com

Frank Briamonte	Dina Fede
908-582-3193 (office)	908-582-0366 (office)
800-607-9849 (pager)	fede@lucent.com
fbriamonte@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2004

•	With net income of $1.14 billion, Lucent posts first profitable year since fiscal 2000

•	Reports net income of $348 million, or 7 cents per diluted share, for the quarter

•	Posts revenues of $2.40 billion for the quarter, with annual revenues of $9.05 billion, up 7 percent year over year

FOR IMMEDIATE RELEASE: WEDNESDAY, Oct. 20, 2004

     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the fourth quarter and fiscal year 2004, which ended Sept. 30, 2004, in accordance with U.S. generally accepted accounting principles (GAAP). For the quarter, Lucent reported net income of $348 million or 7 cents per diluted share. These results compare with net income of $387 million or 8 cents per diluted share in the third quarter of fiscal 2004 and net income of $99 million or 2 cents per diluted share in the year-ago quarter.

     The company reported revenues of $2.40 billion in the quarter, an increase of 10 percent sequentially and an increase of 19 percent from the year-ago quarter. The company’s revenues were $2.19 billion in the third quarter of fiscal 2004 and $2.03 billion in the year-ago quarter.

     The fourth quarter’s earnings per share included the positive impact of certain items, including the revaluation of warrants that are expected to be issued as part of Lucent’s global settlement of shareowner litigation and bad debt and financing recoveries, which were partially offset by charges related to the closing of the Telica acquisition. The net effect of these items was a positive impact of about 3 cents per diluted share.1

     The impact of similar items resulted in a positive impact of about 4 cents per diluted share in the third quarter of fiscal 2004 and a positive impact of about 2 cents per diluted share in the year-ago quarter.1

     For the fiscal year, Lucent reported revenues of $9.05 billion, an increase of 7 percent compared to $8.47 billion in revenues for fiscal 2003. The net income for fiscal 2004 was $1.14 billion or 25 cents per diluted share, compared to a net loss of $770 million or 29 cents per diluted share for fiscal 2003.

EXECUTIVE COMMENTARY

     “I am pleased to report that by focusing on growth opportunities in the marketplace and solid execution, our Lucent team has achieved its first year of revenue growth and profitability since 2000,” said Lucent Technologies Chairman and CEO Patricia Russo. “We expect our market — and our business — to grow again in 2005 as our customers continue to invest in revenue-generating services and more efficient network operations.”

     “The communications industry is beginning to transform itself as the convergence of networks and the emergence of blended applications are creating the ability to deliver more personalized, seamless and simple communications services for people at work, at home or in between,” said Russo. “We have communicated a clear vision of the future that supports the goals and objectives of our customers, and we are delivering a broad portfolio of products, services and partnerships that we believe will meet those needs across the board. In the past year, Lucent has announced more than 100 customer wins in 35 countries. In addition, we also announced 18 new products, 10 new technology partnerships and one acquisition to enhance our offers for converged networks.

     “Clearly, the mobility sector remains a strong growth area as service providers continue their move to 3G networks for mobile high-speed data services,” continued Russo. “On the wireline side, we will continue to see a transition to broadband access and new IP-based infrastructures and applications. Lucent will continue to focus on growing in areas like next-gen optical, VoIP, broadband access and mobile high-speed data, as well as services, government and emerging markets outside the United States.”

     Lucent Technologies Chief Financial Officer Frank D’Amelio said, “We continued to generate profitable results and positive cash flow this quarter, while investing in the business. At this point, we expect Lucent’s annual revenues for fiscal 2005 to increase on a percentage basis in the mid-single digits, which we believe will be at or above the market growth rate.”

GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the fourth quarter of fiscal 2004 was 41 percent of revenues as compared with 43 percent in the third quarter of fiscal 2004. For the fiscal year, gross margin was 42 percent of revenues as compared with 31 percent for fiscal year 2003.

     Operating expenses for the fourth quarter of fiscal 2004 were $691 million as compared with $598 million for the third quarter of fiscal 2004. For the fiscal year, operating expenses were $2.56 billion as compared with $2.87 billion for fiscal year 2003.

BALANCE SHEET UPDATE

     As of Sept. 30, 2004, Lucent had $4.87 billion in cash and marketable securities, which represents an increase of $178 million from the previous quarter. The increase was primarily driven by operating activities.

REVIEW OF OPERATIONS – THREE MONTHS AND YEAR ENDED SEPT. 30, 2004

     On a sequential basis, revenues in the United States increased 3 percent to $1.44 billion, and revenues outside the United States increased 22 percent to $959 million. Compared with the year-ago quarter, U.S. revenues and revenues outside the United States increased by 20 percent and 17 percent, respectively.

     For fiscal year 2004, revenues in the United States were $5.51 billion and revenues outside the United States were $3.53 billion. Compared with fiscal year 2003, U.S. revenues and revenues outside the United States increased 7 percent and 6 percent, respectively.

Integrated Network Solutions (INS)

     INS revenues for the fourth quarter of fiscal 2004 were $741 million, an increase of 4 percent sequentially and a decrease of 14 percent compared with the year-ago quarter. For fiscal year 2004, INS revenues were $2.98 billion, a decrease of 10 percent from fiscal year 2003.

     In the fourth quarter, Lucent made several important announcements in areas such as voice over Internet protocol (VoIP), broadband access and next-generation optical:

•	Lucent continued to demonstrate progress with its solutions for IP services in a number of wins and network deployments. Telstra will build out Phase II of its VoIP deployment in Australia using key components from the recently acquired Telica. KPN in the Netherlands will deploy one of Europe’s first networks using IP and MPLS technology that supports Lucent’s vision of convergence. Telefonica de Espana S.A.U. chose Lucent’s Ethernet solution to support the next phase of its multimedia broadband service deployment in Spain. Maxcom Telecomunicaciones in Mexico selected Lucent’s 5E-XC™ switch software from the Accelerate™ portfolio and additional systems to lay the groundwork for offering IP services, including VoIP and virtual private networks over its networks.

•	In the optical area, Lucent announced several wins that show the strength of its next-generation optical portfolio. Verizon said it would become the first service provider in the United States to deploy Lucent’s LambdaXtreme™ Transport as part of its nationwide, ultra long-haul optical long-distance network. Lucent’s LambdaUnite® MultiService Switch was part of an agreement with Hubei Unicom. And Lucent’s Metropolis products were part of wins with the U.S. Army, NoaNet of Oregon and Alestra in Mexico.

•	Lucent continues to deliver broadband access solutions, such as the AnyMedia® and Stinger® access platforms, which enable customers to evolve their networks to a “triple play” delivery of voice, video and data services over high-speed connections. Recent contract announcements were made this quarter with Arcor of Germany and Telekomunikacja Polska.

•	Lucent also announced several contracts for network management software – VitalQIP®, Netminder™ and Navis® — that deliver broadband services, troubleshoot networking problems and improve the efficient flow of traffic on customer networks. This quarter’s announcements included KT, Korea’s largest communications service provider, Telemar of Brazil and the U.S. Defense Information Systems Agency.

Mobility Solutions

     Mobility revenues for the fourth quarter of fiscal 2004 were $1.11 billion, an increase of 13 percent sequentially and 75 percent compared with the year-ago quarter. For fiscal year 2004, Mobility revenues were $4.01 billion, an increase of 30 percent from fiscal year 2003.

     In the fourth quarter, Lucent demonstrated strong momentum in its mobility business, seeing continued progress in customer deployments of 3G spread spectrum technologies:

•	During the quarter, Lucent announced a $5 billion contract with Verizon Wireless to continue the expansion of the operator’s next-generation mobile voice and data network. Lucent also announced support for Verizon Wireless’ commercial rollout of 3G CDMA2000 1xEV-DO services in 11 new markets.

•	Lucent announced 3G network deployments and expansions with VIVO in Brazil, Iusacell in Mexico and Guangdong Unicom, a part of China Unicom.

•	Lucent continued to show its strength in the emerging CDMA450 market, announcing an agreement with Romania’s Zapp to expand and upgrade its network to support CDMA2000 1xEV-DO services, and a field trial with SKYLINK in Russia integrating Lucent’s CDMA2000 solution for the 2.1 GHz spectrum band with SKYLINK’s commercial CDMA450 network. Lucent also introduced a new cost-effective, high-capacity CDMA450 base station called the Flexent® CDMA450 Modcell ES.

•	Lucent and Novatel Wireless continued to lead the market for Universal Mobile Telecommunications System (UMTS) wireless PC cards with sales to Poland’s PTC, O2, AT&T Wireless, Orange, Israel’s Partner Communications, KPN Mobile and Portugal’s TMN.

Lucent Worldwide Services (LWS)

     LWS revenues for the fourth quarter of fiscal 2004 were $514 million, an increase of 9 percent sequentially and as compared with the year-ago quarter. For fiscal year 2004, LWS revenues were $1.93 billion, an increase of 5 percent from fiscal year 2003.

     Lucent Worldwide Services continues to focus on broadening its business and leveraging its multivendor and network integration capabilities with new professional, managed and maintenance services wins, as well as contributions to several other major contracts:

•	Lucent’s services offerings were part of 16 contracts announced this quarter, including a multiyear managed services agreement with Fiberlink Communications Corp. to provide global network management services for its network operations, while enabling it to deliver virtual private network solutions to its enterprise customers.

•	Lucent also announced a three-year contract with the U.S. Army to provide professional services for the Army’s Ft. Drum facility in New York.

•	Lucent also signed multivendor maintenance and managed services contracts with Kenniswijk BV of the Netherlands and Innove Communications in the Philippines.

     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Wednesday, Oct. 27, 2004.

     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: fluctuations in the telecommunications market; our ability to compete effectively; our product portfolio and ability to keep pace with technological advances in our industry; our reliance on a limited number of key customers; our exposure to the credit risk of our customers; the pricing, cost and other risks inherent in our long-term sales agreements; the costs and risks associated with our pension and postretirement benefit obligations; the social, political and economic risks of our foreign operations; our reliance on third parties to manufacture most of our products; our ability to generate positive cash flow; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; the complexity of our products; changes to existing regulations or technical standards; changes in environmental health and safety laws; the potential impact on us in connection with negotiating new collective bargaining agreements; and our ability to retain and recruit key personnel. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1 Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended September 30, 2004, June 30, 2004, and September 30, 2003
Exhibit B	Consolidated statements of operations for the years ended September 30, 2004, and September 30, 2003
Exhibit C	Consolidated balance sheets as of September 30, 2004, June 30, 2004, and September 30, 2003
Exhibit D	Consolidated statements of cash flows for the four quarters of fiscal 2004 and the years ended September 30, 2004, and September 30, 2003
Exhibit E	Summary of significant items impacting results
Exhibit F	Segment and product information for the three months ended September 30, 2004, June 30, 2004, and September 30, 2003, and reconciliation of basic to diluted EPS
Exhibit G	Segment and product information for the years ended September 30, 2004 and September 30, 2003 and reconciliation of basic to diluted EPS

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	September 30, 2004	June 30, 2004	September 30, 2003
REVENUES
Products	$1,888	$1,717	$1,554
Services	514	473	473

Total revenues	2,402	2,190	2,027

COSTS
Products	1,058	903	825
Services	369	340	339

Total costs	1,427	1,243	1,164

Gross margin	975	947	863
Gross margin %	41%	43%	43%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	390	381	334
Recovery of bad debts and customer financings	(27)	(90)	(124)

Selling, general and administrative	363	291	210
Research and development	319	334	335
In-process research and development	14	—	—
Business restructuring	(5)	(27)	(21)

Total operating expenses	691	598	524
Operating income	284	349	339
Other income, net	160	128	8
Interest expense	92	94	95

Income from operations before income taxes	352	383	252
Provision (benefit) from income taxes	4	(4)	153

Net income	348	387	99
Conversion expense - 8.00% redeemable convertible preferred stock	—	—	(1)
Preferred dividends and accretion	—	—	(21)

Net income applicable to common shareowners	$348	$387	$77

Basic earnings per share applicable to common shareowners	$0.08	$0.09	$0.02
Diluted earnings per share applicable to common shareowners	$0.07	$0.08	$0.02

Weighted average number of common shares outstanding — basic	4,310	4,288	4,155

Weighted average number of common shares outstanding — diluted	5,177	5,097	4,178

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Years ended September 30,
	2004	2003
REVENUES
Products	$7,113	$6,630
Services	1,932	1,840

Total revenues	9,045	8,470

COSTS
Products	3,824	4,329
Services	1,442	1,489

Total costs	5,266	5,818

Gross margin	3,779	2,652
Gross margin %	42%	31%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	1,526	1,732
Recovery of bad debts and customer financings	(230)	(223)

Selling, general and administrative	1,296	1,509
Research and development	1,270	1,488
In-process research and development	14	—
Goodwill impairment	—	35
Business restructuring	(20)	(158)

Total operating expenses	2,560	2,874
Operating income (loss)	1,219	(222)
Other income (expense), net	195	(428)
Interest expense	396	353

Income (loss) from operations before income taxes	1,018	(1,003)
Benefit from income taxes	(123)	(233)

Net income (loss)	1,141	(770)
Conversion expense - 8.00% redeemable convertible preferred stock	(1)	(287)
Preferred dividends and accretion	12	(103)

Net income (loss) applicable to common shareowners	$1,152	$(1,160)

Basic earnings (loss) per share applicable to common shareowners	$0.27	$(0.29)
Diluted earnings (loss) per share applicable to common shareowners	$0.25	$(0.29)

Weighted average number of common shares outstanding — basic	4,258	3,950

Weighted average number of common shares outstanding — diluted	4,827	3,950

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	September 30,	June 30,	September 30,
	2004	2004	2003
Assets:
Cash and cash equivalents (a)	$3,379	$3,186	$3,821
Marketable securities (a)	858	935	686
Receivables, less allowances of $110, $113 and $246, respectively	1,359	1,526	1,511
Inventories	822	982	632
Other current assets	755	854	1,183

Total current assets	7,173	7,483	7,833
Marketable securities (a)	636	574	—
Property, plant and equipment, net	1,376	1,408	1,593
Prepaid pension costs	5,358	5,186	4,659
Goodwill and other acquired intangibles, net	434	184	188
Other assets	947	1,135	1,492

Total assets	$15,924	$15,970	$15,765

Liabilities:
Accounts payable	$872	$984	$1,072
Payroll and benefit-related liabilities	1,232	1,109	1,080
Debt maturing within one year	1	91	389
Other current liabilities	2,284	2,827	2,479

Total current liabilities	4,389	5,011	5,020
Postretirement and postemployment benefit liabilities	4,881	4,689	4,669
Pension liability	1,874	2,158	2,494
Long-term debt	4,837	4,919	4,439
Liability to subsidiary trusts issuing preferred securities	1,152	1,152	1,152
Other liabilities	1,031	1,105	1,362

Total liabilities	18,164	19,034	19,136
Commitments and contingencies
8.00% redeemable convertible preferred stock	—	—	868
Shareowners’ deficit:
Common stock (b)	44	43	42
Additional paid-in capital	23,005	22,711	22,252
Accumulated deficit	(21,654)	(22,002)	(22,795)
Accumulated other comprehensive loss (c)	(3,635)	(3,816)	(3,738)

Total shareowners’ deficit	(2,240)	(3,064)	(4,239)

Total liabilities, redeemable convertible preferred stock and shareowners’ deficit	$15,924	$15,970	$15,765

(a)	Cash and cash equivalents and marketable securities amounted to $4,873, $4,695 and $4,507 as of September 30, 2004, June 30, 2004, and September 30, 2003, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,396 issued and 4,395 outstanding as of September 30, 2004, 4,305 issued and 4,304 outstanding as of June 30, 2004 and 4,170 issued and 4,169 outstanding as of September 30, 2003.

(c)	Accumulated other comprehensive loss includes the impact of a $154 reduction of minimum pension liabilities during the fourth quarter of fiscal 2004.

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended				Years ended September 30,
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	2004	2003
Operating Activities
Net income (loss)	$348	$387	$68	$338	$1,141	$(770)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash portion of business restructuring (reversals) charges	—	1	(1)	1	1	(205)
Impairment of goodwill	—	—	—	—	—	35
Depreciation and amortization	176	172	177	168	693	978
Recovery of bad debts and customer financings	(27)	(90)	(99)	(14)	(230)	(223)
Deferred income taxes	(7)	—	(12)	—	(19)	(213)
Pension credit	(280)	(277)	(280)	(274)	(1,111)	(1,018)
Other adjustments for non-cash items	(75)	(67)	224	(3)	79	637
Changes in operating assets and liabilities:
Decrease (increase) in receivables	185	60	17	(62)	200	205
(Increase) decrease in inventories and contracts in process	186	(158)	(211)	124	(59)	747
(Decrease) increase in accounts payable	(118)	(1)	21	(105)	(203)	(257)
Changes in other operating assets and liabilities	(49)	115	506	(430)	142	(864)

Net cash provided by (used in) operating activities	339	142	410	(257)	634	(948)

Investing Activities
Capital expenditures	(63)	(33)	(32)	(29)	(157)	(291)
(Purchases) maturities of marketable securities	13	(265)	(409)	(160)	(821)	845
Other investing activities	52	21	6	30	109	204

Net cash (used in) provided by investing activities	2	(277)	(435)	(159)	(869)	758

Financing Activities
Issuance of convertible senior debt	—	—	—	—	—	1,631
Net proceeds from short-term borrowings	(7)	7	1	1	2	46
Repayments of long-term debt	(170)	(81)	(166)	(62)	(479)	(535)
Issuance of common stock	40	74	86	76	276	38
Repayment of preferred stock	—	—	—	(21)	(21)	(69)
Other financing activities	(23)	—	6	—	(17)	(60)

Net cash (used in) provided by financing activities	(160)	—	(73)	(6)	(239)	1,051
Effect of exchange rate changes on cash and cash equivalents	12	(8)	(4)	32	32	66

Net (decrease) increase in cash and cash equivalents	193	(143)	(102)	(390)	(442)	927
Cash and cash equivalents at beginning of period	3,186	3,329	3,431	3,821	3,821	2,894

Cash and cash equivalents at end of period	$3,379	$3,186	$3,329	$3,431	$3,379	$3,821

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Legal items — shareowner settlement	$118	$72	$(33)
Telica acquisition costs	(21)	—	—
Recovery of bad debts and customer financings	27	94	150
Business restructuring	5	27	42
Business disposition reserve	—	—	7
Customer and supplier credits, certain adjustments to employee expenses and a sales tax refund	—	—	88
Asset impairment charge related to capitalized UMTS software development costs	—	—	(50)
Impact of early extinguishment of 8% convertible securities and other debt obligations	—	(1)	14
Related income tax impacts and other discrete tax items	12	19	(150)

Total	$141	$211	$68

Per share impact — basic	0.03	0.05	$0.02

Per share impact — diluted	0.03	0.04	$0.02

The above significant items impacting results were reflected in:
Gross margin	$—	$—	$81
Operating expenses	11	117	151
Other income (expense), net	118	79	(13)
Benefit from income taxes	12	15	(150)
Conversion and redemption cost - 8% redeemable convertible preferred stock	—	—	(1)

	$141	$211	$68

Exhibit F

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION AND RECONCILIATION OF BASIC TO DILUTED EPS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Results by Segment *
Total Revenues
Integrated Network Solutions (INS)	$741	$715	$860
Mobility Solutions (Mobility)	1,110	986	634
Services	514	473	473
Other	37	16	60

Total revenues	$2,402	$2,190	$2,027

U.S. Revenues
INS	$334	$380	$401
Mobility	792	740	493
Services	280	269	253
Other	37	16	60

Total U.S. revenues	$1,443	$1,405	$1,207

Non-U.S. Revenues
INS	$407	$335	$459
Mobility	318	246	141
Services	234	204	220
Other	—	—	—

Total non-U.S. revenues	$959	$785	$820

Operating income
INS	$16	$68	$131
Mobility	358	332	50
Services	85	77	100

Total segment income	459	477	281
Recovery of bad debts and customer financings	27	90	124
Business restructuring	5	27	42
Other	(207)	(245)	(108)

Total operating income	$284	$349	$339

Products and Services Revenues
Wireless	$1,110	$986	$634
Voice networking	349	325	356
Data and network management	226	254	289
Optical networking	166	136	215
Services	514	473	473
Other	37	16	60

Total revenues	$2,402	$2,190	$2,027

*	Consistent with the change in our reporting structure as of October 1, 2003, segment information for periods prior to fiscal 2004 has been reclassified to conform to the current period’s presentation.

	Three months ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Net income	$348	$387	$99
Conversion cost - 8% convertible securities	—	—	(1)
Preferred stock dividends and accretion	—	—	(21)

Net income applicable to common shareowners — basic	$348	$387	$77
Adjustment for dilutive securities on net income:
Interest expense for 2.75% convertible securities	11	11	—
Interest expense for 8.00% convertible securities	17	17	—

Net income applicable to common shareowners — diluted	$376	$415	$77

Weighted average number of shares outstanding — basic	4,310	4,288	4,155
Effect of dilutive securities:
Stock options	62	76	23
2.75% convertible securities	536	498	—
8.00% convertible securities	269	235	—

Weighted average number of shares outstanding — diluted	5,177	5,097	4,178

EPS:
Basic	$0.08	$0.09	$0.02
Diluted	$0.07	$0.08	$0.02

Certain securities have been excluded from the above calculations from all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.

Exhibit G

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION AND RECONCILIATION OF BASIC TO DILUTED EPS
(Unaudited; $ in millions, except per share amounts)

	Years ended September 30,
	2004	2003
Results by Segment *
Total Revenues
INS	$2,984	$3,300
Mobility	4,007	3,080
Services	1,932	1,840
Other	122	250

Total revenues	$9,045	$8,470

U.S. Revenues
INS	$1,490	$1,754
Mobility	2,843	2,116
Services	1,063	1,006
Other	121	273

Total U.S. revenues	$5,517	$5,149

Non-U.S. Revenues
INS	$1,494	$1,546
Mobility	1,164	964
Services	869	834
Other	1	(23)

Total non-U.S. revenues	$3,528	$3,321

Operating income (loss)
INS	$345	$102
Mobility	1,240	173
Services	282	225

Total segment income	1,867	500
Recovery of bad debts and customer financings	230	223
Impairment of goodwill	—	(35)
Business restructuring	20	158
Other	(898)	(1,068)

Total operating income (loss)	$1,219	$(222)

Products and Services Revenues
Wireless	$4,007	$3,080
Voice networking	1,336	1,560
Data and network management	933	1,034
Optical networking	715	706
Services	1,932	1,840
Other	122	250

Total revenues	$9,045	$8,470

*	Consistent with the change in our reporting structure as of October 1, 2003, segment information for periods prior to fiscal 2004 has been reclassified to conform to the current period’s presentation.

	Years ended
	September 30,	September 30,
	2004	2003
Net income	$1,141	$(770)
Conversion cost - 8% convertible securities	(1)	(287)
Preferred stock dividends and accretion	12	(103)

Net income applicable to common shareowners — basic	$1,152	$(1,160)
Adjustment for dilutive securities on net income:
Interest expense for 2.75% convertible securities	45	—
Interest expense for 8.00% convertible securities	—	—

Net income applicable to common shareowners — diluted	$1,197	$(1,160)

Weighted average number of shares outstanding — basic	4,258	3,950
Effect of dilutive securities:
Stock options	72	—
2.75% convertible securities	497	—

Weighted average number of shares outstanding — diluted	4,827	3,950

EPS:
Basic	$0.27	$(0.29)
Diluted	$0.25	$(0.29)

Certain securities have been excluded from the above calculations from all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.